                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549



                                   ---------------



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported):  MAY 18, 1999
                                                            -------------



                                    COCENSYS, INC.
                                    --------------
                  (Exact Name of Registrant as Specified in Charter)



DELAWARE                            0-20954                           33-0538836
--------                            --------                          ----------
(State or Other                   (Commission                      (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)



201 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA                                   92618
----------------------------------------                                   -----
(Address of Principal Executive Office)                               (Zip Code)



         Registrant's telephone number, including area code: (949) 753-6100
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                                     Page 1 of 17

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 18, 1999, CoCensys sold to certain entities affiliated with Domain Associates, L.L.C., all of CoCensys' stockholdings in Cytovia, Inc., for an aggregate purchase price of $3,325,500. James C. Blair, Ph.D., a director of the Company, is a managing member of Domain Associates, L.L.C.; in addition, certain of the purchasing entities are current stockholders of CoCensys.

Cytovia was formed in 1998 as a technology spin-off from CoCensys to commercialize apoptosis inhibitor and screening cell technology. Among other rights, CoCensys had retained an equity stake in Cytovia as part of the spin-off. CoCensys determined to sell its stockholdings in Cytovia to raise funds to repurchase shares of CoCensys' Series E Convertible Preferred Stock. Accordingly, CoCensys entered into an agreement dated May 6, 1999, to sell its stockholdings in Cytovia, subject to certain closing conditions. The purchase price for the Cytovia shares was established by negotiations between CoCensys and the purchasers, and approved by unanimous vote of the disinterested CoCensys directors.

CoCensys originally issued and sold $8,000,000 (8,000 shares) of its Series E Preferred to three investors in a private placement transaction on June 8, 1998. By agreements dated April 30, 1999, CoCensys agreed to repurchase up to $3,180,000 (3,180 shares) of its Series E Convertible Preferred Stock from the three holders of the Series E Preferred, using the proceeds from its sale of the Cytovia shares. The repurchase price for each share of Series E Preferred equaled the face value ($1,000) plus accrued dividends at 7.5% per annum, plus a 5% premium.

As part of the repurchase agreements with the holders of the Series E Preferred, the holders agreed not to convert additional shares of Series E Preferred prior to July 29, 1999, unless any of the following conditions are applicable: (i) CoCensys' common stock is trading above $1.00 per share or at least 120% of the then-applicable conversion price for the Series E Preferred; (ii) CoCensys' common stock no longer is trading on the Nasdaq National Market or Nasdaq SmallCap Market; (iii) CoCensys has announced that it is being sold pursuant to a merger or sale of all or substantially all of its assets; (iv) after a material adverse change in CoCensys' business; or (v) if the SEC does not declare effective by June 14, 1999, CoCensys' Registration Statement on Form S-3 filed with the SEC to register additional shares of common stock issuable on conversion of the Series E Preferred.

Based on the anticipated receipt of proceeds from sale of CoCensys' Cytovia shares, CoCensys repurchased 1,154 Series E Preferred shares on April 30, 1999 for $1,295,000, and repurchased an additional 437 shares on May 6, 1999 for $491,000. On May 18, 1999, upon consummation of the sale of its Cytovia shares, CoCensys repurchased the additional 1,589 shares of its Series E Preferred for $1,790,000.

Following completion of the repurchase of the 3,180 shares of Series E Preferred, and taking into account conversions of the Series E Preferred through May 17, 1999, $1,797,000 (including accrued dividends) of Series E Preferred remains outstanding. As of that date, CoCensys had 4,633,000 shares of common stock issued and outstanding.


                                     Page 2 of 17

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS. The following exhibits are attached to this Current Report on Form 8-K:


                                                                      Sequential
     Exhibit   Description                                            Page Start
     -------   -----------                                            ----------
     99.1      Stock Purchase Agreement dated May 6, 1999, among
               CoCensys and the purchasers set forth therein.                 4
     99.2      Agreement dated April 30, 1999, between CoCensys and
               RGC International Investors, LDC                              10
     99.3      Agreement dated April 30, 1999, among CoCensys,
               Heracles Fund and Themis Parnters L.P.                        12
     99.4      Press Release entitled "CoCensys, Inc. Agrees to Sell Its
               Holdings in Cytovia, Inc." dated May 11, 1999                 14
     99.5      Press Release entitled "CoCensys, Inc. Completes Sale
               of Holdings in Cytovia, Inc. and Partial Repurchase
               of its Series E Preferred Stock" dated May 18, 1999           17




                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COCENSYS, INC.
                                   --------------
                                   (Registrant)


Date:  May 18, 1999                By:  /s/ Robert R. Holmen
                                        ----------------------------------------
                                        Vice President and General Counsel


                                     Page 3 of 17